Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(i)Registration Statement (Form S3, No. 333-88378) pertaining to the registration of 2,000,000 Common Shares,
(ii)Registration Statement (Form S-8, No. 333-176569) pertaining to The Children’s Place Retail Stores, Inc. 2011 Equity Incentive Plan,
(iii)Registration Statement (Form S-8, No. 333-212158) pertaining to The Children’s Place, Inc. Third Amended and Restated 2011 Equity Incentive Plan, and
(iv)Registration Statement (Form S-8, No. 333-238284) pertaining to The Children’s Place, Inc. Fourth Amended and Restated 2011 Equity Incentive Plan;

of our report dated May 3, 2024 (except for Note 17 and the effects of the rights offering described in Note 13, as to which the date is April 17, 2025), with respect to the consolidated financial statements of The Children’s Place, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended February 3, 2024.

/S/ Ernst & Young, LLP

Iselin, New Jersey
April 17, 2025